EXHIBIT 11
DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
THREE AND SIX MONTHS ENDED JANUARY 30, 1999
AND JANUARY 31, 1998


                                       Three Months Ended                Six Months Ended
                                        January 30, 1999                 January 30, 1999
                                 -------------------------------- ---------------------------------
                                                          Per                               Per
                                                         Share                             Share
                                 Net Income      Shares  Amount   Net Income      Shares   Amount
                                 ----------      ------  ------   ----------      ------   ------

Basic Earnings Per Share:

Income available to common
       shareholders              $1,604,444    7,648,308   $.21   $3,033,531    7,648,361   $.40
                                                           ====                             ====


Effect of Dilutive Securities:

Warrants                                          15,881                           14,177

Options                                          541,411                          511,540
                                 ----------   ----------          ----------   ----------

Diluted Earnings Per Share       $1,604,444    8,205,600   $.20   $3,033,531    8,174,078   $.37
                                 ==========   ==========   ====   ==========   ==========   ====



                                       Three Months Ended                Six Months Ended
                                        January 31, 1998                 January 31, 1998
                                 -------------------------------- ---------------------------------
                                                          Per                               Per
                                                         Share                             Share
                                 Net Income      Shares  Amount   Net Income      Shares   Amount
                                 ----------      ------  ------   ----------      ------   ------
Basic Earnings Per Share:

Income available to common
       shareholders              $1,362,480    7,472,140   $.18   $2,619,467    7,455,775   $.35
                                                           ====                             ====


Effect of Dilutive Securities:

Warrants                                          17,938                           19,718

Options                                          682,207                          696,649
                                 ----------   ----------          ----------   ----------

Diluted Earnings Per Share       $1,362,480    8,172,285   $.17   $2,619,467    8,172,142   $.32
                                 ==========   ==========   ====   ==========   ==========   ====